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EXHIBIT 10.9

AMENDMENT TO
EVCC/BUSINESS INVESTMENT AGREEMENT
dated September 25, 1996

    Each of the undersigned parties to that EVCC/Business Investment Agreement dated as of September 25, 1996 hereby acknowledges and agrees that the Agreement is amended as follows (capitalized terms used but not defined herein shall have the respective meanings assigned thereto in that Agreement):

    1.  Section 4.1 is hereby amended by inserting immediately following the last sentence the following text:

  "In addition, the EVCC intends to offer an additional 4,865 Class `B' Common Shares under its 1996 share offering in addition to the share offering described in the Employee Venture Capital Plan."

    2.  Section 4.2 is hereby amended by inserting immediately following the last sentence the following text:

  "In addition, the EVCC shall be entitled to subscribed for and purchase from PML that number of Shares which is equal to the number of EVCC shares issued pursuant to the Stock Option Plan of the EVCC dated January 13, 1997 (the "Stock Option Plan"). The term "share offering" herein shall also include reference to shares that may be issued by PML as a result of the issuance of shares by the EVCC pursuant to the Stock Option Plan, the term "Share Value" wherever it may be used or may apply to Shares to be issued or to be redeemed in connection with the Stock Option Plan shall mean the share value formula as set out in Appendix F, as amended herein, and the provisions of Article 5—Repurchase/Redemption of Shares of the Agreement shall apply equally to Shares issued pursuant to the Stock Option Plan."

    2.  Appendix "D" is hereby amended by deleting Item 4 and replacing it with Item 4 as underlined in bold and attached as Appendix "D" attached hereto.

    3.  Appendix "F" is hereby amended by deleting it in its entirety and replacing it with Appendix "F" attached hereto.

    Except as set forth herein, the Agreement remains in full force and effect.

    IN WITNESS WHEREOF each of the undersigned has executed this document as of the 14th day of January, 1997.

POWER MEASUREMENT LTD. by its authorized signatory
Per:	/s/ RON HART Ron Hart, Chief Executive Officer
PML EMPLOYEE (EVCC) CORP., by its authorized signatory
Per:	/s/ [ILLEGIBLE] , Director

APPENDIX D

Item 1—	Name or Designation of Shares
1996: Class `F' Common Shares 1997: Class `F' Common Shares 1998: Class `F' Common Shares
Item 2—	Issued and Outstanding Share Capital
Present:	200,000 Class `A' Common Shares 200,000 Class `A' Common Shares 9,709 Class `C' Common Shares 13,996 Class `D' Common Shares
Post Transaction:	95,849 Class `A' Common Shares 95,850 Class `B' Common Shares 215,404 Class `A' Preferred Shares 9,709 Class `C' Preferred Shares 13,996 Class `D' Preferred Shares
Item 3—	Fiscal Period (Check one)
	(a)	fiscal year		/x/
	(b)	first six months and last six months of fiscal year		/ /
	(a)	fiscal quarter		/ /
Item 4—	EVCC: Proposed Share Offering
	1996:	9,725	Class B Common shares
	1997:	4,351	Class B Common shares or that number of Class B Shares numerically equivalent to 1% of then current issued and outstanding share capital of PML.
	1998:	4,394	Class B Common shares or that number of Class B Shares numerically equivalent to 1% of then current issued and outstanding share capital of PML.

APPENDIX F

Share Valuation

Class C Preferred Shares

    The value of a Class "C" Preferred Share will be determined on the basis of fair market value as defined below as of January 1 or July 1 of each year by PML's accountant, or by such other independent member in good standing of the Canadian Institute of Chartered Business Valuators as PML and the EVCC may agree upon from time to time. In determining the fair market value of a Share, the valuator may not provide for a premium for control, a discount for minority interests, or any adjustment based on any tax credit allowable under the Income Tax Act (British Columbia) or the Income Tax Act (Canada) in respect of the Share. The valuator may rely on annual audited financial statements and internally prepared quarterly financial statements in the event that externally prepared or review quarterly financial statements are not available.

    The fair market value of the Class "A" Common Shares of the EVCC shall be based on the corresponding fair market value of the Class "C" Preferred Shares of PML determined in accordance with the following valuation:

    (A) in the event that the shares of PML are not posted for trading on a public share exchange:

      (i)  the amount equal to the sum of (x) the product of four times the sum of PML's EBITDA (as defined below) during the eight completed fiscal quarters of PML most recently preceding the Share Valuation Date and for which quarterly financial statements are available as of the Share Validation Date (the "Test Period") [excluding any Acquisition-Derived EBITDA (as defined below) referred to in clause (y), to avoid duplication], plus (y) in the event the event that PML acquires any business, material line of business or material product line after the date of this Agreement, the product of four times the sum of the relevant Acquisition Derived EBITDA during the eight completed fiscal quarters most recently preceding Exercise Date and for which quarterly financial statements are available as of the exercise date minus the Acquisition Indebtedness related thereto, such sum in turn divided by

      (ii) the total number of outstanding common shares (including all series thereof) of PML, including such shares then issuable upon exercise or conversion of any other instruments or securities, as of the business day immediately preceding the Share Valuation Date.

    The parties agree that, in the case of each acquisition to which clause (i)(y) is applicable, for the first two years following the acquisition, if the computation in that clause would result in a negative number, then the amount in such clause will be deemed to equal zero notwithstanding such computation; following such two-year period, the result of the computation will be applied literally whether the result is a negative or a positive number. For purposes of the Agreement, the following terms have the following meanings:

    "EBITDA" means the income from operations before interest expense and income taxes plus depreciation and amortization expense, determined in accordance with Canadian generally accepted accounting principles consistently applied ("GAAP"), plus, to the extent any of the following were deducted from income from operations for the applicable Test Period,

        (a) any amounts paid by PML in settlement of its litigation with Square D Company, exclusive of any legal fees or other expenses incurred in connection therewith,

        (b) any Management Fees [as defined in the Securityholder Agreement of even date herewith (the "Securityholder Agreement")] paid by PML to GFI Energy Ventures LLC or any affiliate thereof, and

        (c) all expenses of the transaction contemplated by the Share Acquisition and Repurchase Agreement dated August 26, 1996 paid by PML pursuant to Section 5.3 of the said Agreement.

    "Acquisition-Derived EBITDA" means the EBITDA derived from a business, material line of business or material product line acquired by PML after the date of this Agreement from a third person or entity, whether such EBITDA was derived prior to the acquisition or thereafter.

    "Acquisition Indebtedness" means indebtedness incurred, assumed or guaranteed by PML following the date hereof in connection with PML's acquisition (by way of asset or securities purchase, amalgamation, consolidation or otherwise) of a business, any material line of business or any material product line, or any capital expenditure related thereto.

OR

    (B) in the event that shares of PML are posted for trading at a public share exchange, the average trading price of the listed shares at the close of trading on PML's principal stock exchange or trading facility over the seven (7) day period immediately preceding the Share Valuation Date.

Class F Common Shares

    The value of a Class "B" Common Share will be determined on the basis of fair market value as defined below as of January 1 or July 1 of each year by PML's accountant, or by such other independent member in good standing of the Canadian Institute of Chartered Business Valuators as PML and the EVCC may agree upon from time to time. In determining the fair market value of a Share, the valuator may not provide for premium for control, a discount for minority interests, or any adjustment based on any tax credit allowable under the Income Tax Act (British Columbia) or the Income Tax Act (Canada) in respect of the Share. The valuator may rely on annual audited financial statements and internally prepared quarterly financial statements in the event that externally prepared or reviewed quarterly financial statements are not available.

    The fair market value of the Class "B" Common Shares of the EVCC shall be based on the corresponding fair market value of the Class "F" Common Shares of PML determined in accordance with the following valuation:

    (A) in the event that the shares of PML are not posted for trading on a public share exchange:

      (i)  the amount equal to the sum of (x) the product of four times the sum of PML's EBITDA (as defined below) during the eight completed fiscal quarters of PML most recently preceding the Share Valuation Date and for which quarterly financial statements are available as of the Share Valuation Date (the "Test Period") [excluding any Acquisition-Derived EBITDA (as defined below) referred to in clause (y), to avoid duplication], plus (y) in the event that PML acquires any business, material line of business or material product line after the date of this Agreement, the product of four times the sum of the relevant Acquisition Derived EBITDA during the eight completed fiscal quarters most recently preceding the Exercise Date and for which quarterly financial statements are available as of the exercise date minus the Acquisition Indebtedness related thereto, such sum in turn divided by

      (ii) the total number of outstanding common shares (including all series thereof) of PML, including such shares then issuable upon exercise or conversion of any other instruments or securities, as of the business day immediately preceding the Share Valuation Date;

      (iii) which sum shall then be discounted by 22.5%.

    The parties agree that, in the case of each acquisition to which clause (i)(y) is applicable, for the first two years following the acquisition, if the computation in that clause would result in a negative number, then the amount in such clause will be deemed to equal zero nothwithstanding such computation; following such two-year period, the result of the computation will be applied literally whether the result is a negative or a positive number. For purposes of this Agreement, the following terms have the following meanings:

    "EBITDA" means the income from operations before interest expense and income taxes plus depreciation and amortization expense, determined in accordance with Canadian generally accepted accounting principles consistently applied ("GAAP"), plus, to the extent any of the following were deducted from income from operations for the applicable Test Period,

        (a) any amounts paid by PML in settlement of its litigation with Square D Company, exclusive of any legal fees or other expenses incurred in connection therewith,

        (b) any Management Fees [as defined in the Securityholder Agreement of even date herewith (the "Securityholder Agreement")] paid by PML to GFI Energy Ventures LLC or any affiliate thereof, and

        (c) all expenses of the transaction contemplated by the Share Acquisition and Repurchase Agreement dated August 26, 1996 paid by PML pursuant to Section 5.3 of the said Agreement.

    "Acquisition-Derived EBITDA" means the EBITDA derived from a business, material line of business or material product line acquired by PML after the date of this Agreement from a third person or entity, whether such EBITDA was derived prior to the acquisition or thereafter.

    "Acquisition Indebtedness" means indebtedness incurred, assumed or guaranteed by PML following the date hereof in connection with PML's acquisition (by way of asset or securities purchase, amalgamation, consolidation or otherwise) of a business, any material line of business or any material product line, or any capital expenditure related thereto.

OR

      (B) in the event that shares of PML are posted for trading at a public share exchange, the average trading price of the listed shares at the close of trading on PML's principle stock exchange or trading facility over the seven (7) day period immediately preceding the Share Valuation Date.

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  EXHIBIT 10.9
AMENTMENT TO EVCC BUSINESS INVESTMENT AGREEMENT
APPENDIX D
APPENDIX F SHARE VALUATION